UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 28, 2016 (September 27, 2016)

SL Green Realty Corp.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Maryland	1-13199	13-3956775
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER ID. NUMBER)

420 Lexington Avenue
New York, New York	10170
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

(212) 594-2700

(REGISTRANTS’ TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01      Other Items.

On September 28, 2016, SL Green Realty Corp. issued a press release announcing that it has closed on $1.5 billion of construction financing for One Vanderbilt in Midtown Manhattan.

The facility was entered into on September 27, 2016 and is led by Wells Fargo Bank, N.A. as Administrative Agent, The Bank of New York Mellon, JP Morgan Chase Bank, TD Bank, N.A., and Bank of China, as Syndication Agents, and Landesbank Baden-Württemberg as Documentation Agent. The facility has a term of up to 7 years and bears interest at a floating interest rate of 3.50% over LIBOR, with the ability to reduce the spread to as low as 3.00% upon achieving certain pre-leasing and completion milestones.

A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01      Financial Statements and Exhibits.

(d)     Exhibits

99.1              Press release, dated September 28, 2016 entitled “SL Green closes $1.5 billion construction financing, paving the way for One Vanderbilt development”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SL GREEN REALTY CORP.

/s/ Matthew J. DiLiberto
Matthew J. DiLiberto
Chief Financial Officer

Date:  September 28, 2016